EX‑35.2

        (logo) TORCHLIGHT

ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

COMM 2014-CCRE20 Mortgage Trust (the "Trust")

I, Jacob  Baron,  on behalf of Torchlight  Loan Services,  LLC, as special servicer (the  “Certifying  Servicer")  certify to Deutsche  Mortgage & Asset Receiving  Corporation, the Depositor,  and its officers,  directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.              I (or Servicing  Officers  under my supervision)  have reviewed  the Certifying  Servicer's activities during the year ended December 31, 2014 (the "Reporting Period") and the Certifying Servicer's performance  under the Pooling and Servicing Agreement; and

2.              To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

Date:          March 11, 2015

TORCHLIGHT LOAN SERVICES, LLC

By:     /s/ Jacob Baron

Name: Jacob Baron

Title:   Authorized Signatory

475  Fifth  Avenue,  New  York,  NY  10017

T  212.883.2800  F  212.883.2560

E  info@torchlightloanservices.com www.torchlightinvestors.com